Exhibit 99.1
BUSINESS UPDATE
**For Immediate Release**

Multilink Technology Corporation
Appoints New Chief Financial Officer

Somerset, New Jersey U.S.A. – August 6, 2002 – Multilink Technology Corporation (Nasdaq: MLTC) announced today that the company has appointed Mr. John Soenksen, currently Controller and Treasurer of Multilink, as its Vice President and Chief Financial Officer. Mr. Soenksen was elected at the meeting of Multilink’s Board of Directors that took place today. Mr. Soenksen fills the position previously held by Mr. Eric Pillmore. Mr. Pillmore has accepted the position of Senior Vice President of Corporate Governance with Tyco International Ltd. (NYSE: TYC).

“John’s appointment as CFO will continue to build upon the strong foundation that Eric began two years ago, while greatly contributing to our success in achieving our key business objectives and maximizing shareholder value,” stated Dr. Richard Nottenburg, Multilink’s Co-Chairman, President and Chief Executive Officer. “John has been a critical leader within the finance team for the past two years, and an integral driver in the team’s development. While we will miss Eric, we realize that he is embarking on a tremendous opportunity, and look forward to John’s future success in his expanded role as CFO.”

Dr. Nottenburg continued, “Our ability to make this appointment, while preserving the high level of business integrity and very strong financial processes, reflects the depth of our finance talent that has been developed since Eric joined Multilink in August 2000.”

John Soenksen said, “I am extremely excited about the opportunity to lead the Multilink finance team in an effort to directly impact the achievement of our strategic and financial objectives. I look forward to working with the senior leadership team to help Multilink realize its true value.”

Mr. Soenksen has been the company’s Controller and Treasurer since August 2000. Prior to joining the company, he held various controllership positions within Schindler Elevator Corporation and successfully implemented a program that increased operating cash flow by $50 million. From March 1994 to November 1995, he held the title of Corporate Controller for SAP America, a subsidiary of SAP AG. Prior to March 1994, Mr. Soenksen held various public accounting, treasury and finance positions with PriceWaterhouseCoopers, Pullman-Peabody and Ferag Incorporated. Mr. Soenksen is a 1984 graduate of the Muskingum College of New Concord, Ohio, with a BA in Accounting and Economics. He is also a certified public accountant within Pennsylvania. Mr. Soenksen currently resides in Yardley, PA with his wife and two children.

About Multilink:
Multilink Technology Corporation designs, develops and markets advanced-mixed-signal integrated circuits, modules, VLSI products and higher-level assemblies designed to enable the next generation of high-speed optical networking systems. By providing our customers with sophisticated products developed by utilizing systems level expertise and a high level of component integration, we facilitate our customers’ ability to meet their time-to-market requirements. Our products span the markets from Metro to Ultra Long Haul optical transport equipment with a focus on the fastest commercially available speeds of 10 Gb/s and higher. Multilink is headquartered in Somerset, New Jersey with additional offices located throughout North America and Europe.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release and our comments during the conference call may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry, and reflect management’s beliefs and certain assumptions made by us based upon information available to us at this time. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

For more information, please contact:

Richard Sawchak, Director of Investor and Public Relations
Multilink Technology Corporation
300 Atrium Drive, Second Floor
Somerset, New Jersey 08873-4105
Tel: (732) 537-3776
Fax: (732) 537-3781
Email: rsawchak@mltc.com

- ### -